Exhibit 99.2

Sources & Uses and Capitalization

Sources & Uses ($ millions)

Sources	Amount
Cellu Tissue revolver	$12.1
New senior secured notes	36.9
Seller paper	6.3
New cash equity	15.0
Total sources	$70.3

Uses	Amount
Equity purchase price	$68.0
Transaction fees and expenses	2.3

Total uses	$70.3

Capitalization ($ millions)

	Pro Forma for AP&F	% of Cap	xEBITDA(2)
$60 million ABL facility	$26.0	7.8%	0.4x
Existing 9.75% Senior Secured Notes	182.3	55.0%	2.9x
New 9.75% Senior Secured Notes	36.9	11.1%	0.6x
CityForest City of Ladysmith Notes(1)	17.9	5.4%	0.3x
Total senior secured debt	$263.1	79.4%	4.2x
12% Unsecured Subordinated Seller Note	6.3	1.9%	0.1x
Total debt	$269.4	81.3%	4.3x
Rolled contributed cash equity	47.0	14.2%	0.7x
New cash equity	15.0	4.5%	0.2x
Total common equity	$62.0	18.7%	1.0x
Total capitalization	$331.4	100.0%	5.2x

(1) Industrial revenue bond payable, in semi-annual installments, plus variable interest, due March 1, 2028

(2) FYE 2/29/08 PF EBITDA of $63.2mm which includes first 12 months of synergies of $2.4mm

WESTON PRESIDIO

CONFIDENTIAL

Exhibit 8.5

CELLU TISSUE HOLDINGS, INC.

AP&F–selected historical financial information ($ millions)

Fiscal year ending December 31,	2004	2005	2006	2007
Net sales	$47.9	$63.8	$68.7	$76.2
% growth	—	33.2%	7.7%	10.9%
COGS	42.0	49.8	51.5	59.3
Gross profit	$5.9	$14.0	$17.2	$16.9
% margin	12.3%	22.0%	25.0%	22.2%
SG&A expenses	5.2	5.8	7.4	6.8
Operating income	$0.7	$8.2	$9.8	$10.1
Depreciation and amortization	2.1	2.5	2.8	3.7
EBITDA	$2.8	$10.7	$12.6	$13.8
Adjustments	0.2	0.1	0.4	(0.2)
Adjusted EBITDA	$3.0	$10.8	$13.0	$13.6
% margin	6.2%	17.0%	19.0%	17.7%

Source: Company information

Adjusted EBITDA reconciliation

Exhibit 8.6

AP&F Reconciliation to Adjusted EBITDA

	2004	2005	2006	FYE2007PF
EBITDA	$2.8	$10.7	$12.6	$13.8
Gain on Sale of Aircraft				(1.2)
Rental expense				(1.1)
Officer’s salaries				0.7
Professional fees				1.1
Property taxes				0.1
Owner expenses included in opex	0.2	0.1	0.4	0.1

Total adjustments	$0.2	$0.1	$0.4	$(0.2)
Adjusted EBITDA per AP&F	$3.0	$10.8	$13.0	$13.6
Thomaston rent	—	—	—	(0.5)
Adjusted EBITDA	$3.0	$10.8	$13.0	$13.1

Source: Company information

Exhibit 8.7

Cellu Tissue – Reconciliation to Adjusted EBITDA ($ millions)

Fiscal year ending February 28 or 29,	2004	2005	2006	2007	2008E	2008PF
Reported EBITDA(1)	$33.3	$35.4	$26.1	$18.5	$43.5	$47.6
Adjustments
Stock compensation/Other compensation	0.7	4.4	0.1	0.5	1.4	—
Write-off of debt issuance costs and prepayment penalties	—	3.3	—	—	—	—
Gain on machine sale	—	(2.4)	—	—	—	—
Hurricane Katrina losses	—	—	0.8	—	—	—
Mill restructuring	—	—	0.6	0.5	0.3	—
Corporate restructuring	—	—	0.4	0.2	—	—
Merger transaction costs(2)	—	—	2.3	10.3	2.4	—
CityForest 21-days pre-acquisition EBITDA	—	—	—	—	—	0.8
Adjusted EBITDA	$34.0	$40.7	$30.3	$30.0	$47.6	$48.4

Source: Company information

(1)   Excludes CityForest figures through FY07. CityForest is included in FY08 from date of acquisition and forward

(2)   Merger transaction costs in FYE 2007 include bond consent solicitation fees & expenses of $3.0 million, Investment Banking fees of $2.1 million, legal fees of $0.5 million, and other acquisition–related transaction costs of $0.5 million, $3.3 million merger compensation, $0.9 million inventory step-up amortization

Exhibit 8.8

Combined Company EBITDA and ratios

	Cellu Tissue		AP&F		Next 12 Month Synergies	2008PF with Synergies
Adjusted EBITDA	$48.4	(1)	$13.1		$2.4	$63.9
Net Debt	210.0		57.3			267.3
Total Interest	20.4		6.4			26.5
Total CapEx	15.1		1.0			16.1

Adjusted EBITDA / Interest	2.4	x	2.0	x		2.4	x
(Adjusted EBITDA-CapEx) / Interest	1.6	x	1.9	x		1.8	x
Net Debt / Adjusted EBITDA	4.3	x	4.6	x		4.2	x

(1) Cellu Tissue FY2008 Adjusted EBITDA pro forma for 21 days of CityForest

Note: next 12 months synergies and 2008PF results are expected

•                  Acquisition is expected to be deleveraging in year one

•                  Acquisition is expected to have significant upside potential

•                  Synergies of $5mm per year expected at end of 2013

•                  5 million cases of additional capacity not included in synergies

•                  15,000 tons available for vertical integration; not included in synergies

•                  Acquisition is strategic

•                  Accelerates growth in high-return converted products

•                  Expands converted product coverage throughout the eastern half of U.S.

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC
and 260 G Ventures LLC

Combined Financial Statements

Year Ended December 31, 2007

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC
and 260 G Ventures LLC

Contents

Independent Auditors’ Report	6

Combined financial statements:
Balance sheet	7
Statement of income and comprehensive income	8
Statement of shareholders’ equity and members’ capital	9
Statement of cash flows	10
Summary of significant accounting policies	11-15
Notes to combined financial statements	16-26

BDO Seidman, LLP Accountants and Consultants	401 Broadhollow Road, 2nd Floor Melville, New York 11747 Telephone: (631) 501-9600 Fax: (631) 501-1885

Independent Auditors’ Report

To the Board of Directors
Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC,
and 260 G Ventures LLC
Hauppauge, New York

We have audited the accompanying combined balance sheet of Atlantic Paper & Foil Corp. of NY, Consumer Licensing Corporation, Atlantic Paper & Foil, LLC, Atlantic Paper & Foil of Georgia, LLC, Atlantic Lakeside Properties, LLC, Blue Skies EL 600, LLC and 260 G Ventures LLC (collectively, the “Company’s”) as of December 31, 2007, and the related combined statements of income and comprehensive income, shareholders’ equity and members’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2007 financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Paper & Foil Corp. of NY, Consumer Licensing Corporation, Atlantic Paper & Foil, LLC, Atlantic Paper & Foil of Georgia, LLC, Atlantic Lakeside Properties, LLC, Blue Skies EL 600, LLC and 260 G Ventures LLC at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14 to the financial statements, the financial statements for the fiscal year ended December 31, 2006, which were audited by other auditors, have been restated.

February 19, 2008

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC
and 260 G Ventures LLC

Combined Balance Sheet

December 31,	2007
Assets
Current:
Cash and cash equivalents	$2,210,845
Marketable securities	5,882,253
Accounts receivable – trade (Note 10(a)) net of allowance for doubtful accounts of $28,215	8,402,933
Inventories – net (Note 1)	7,419,700
Equipment spare parts inventory	250,000
Prepaid expenses and other current assets	372,844
Total current assets	24,538,575
Property, plant and equipment, less accumulated depreciation and amortization (Notes 3, 4(a), 5 and 6)	40,493,320
Property and building under capitalized lease - Gilpin (Note 4(b))	3,847,320
Deposits	197,474
Other assets	895,450
$69,972,139
Liabilities and Shareholders’ Equity and Members’ Capital
Current:
Current maturities of bank notes and loans payable (Note 5)	$1,205,832
Current maturity of capitalized Gilpin lease (Note 7)	118,301
Current maturities of long-term debt (Note 6)	100,716
Accounts payable	8,416,888
Accrued expenses and taxes payable	1,776,486
Due to related parties (Note 2(c))	940,626
Due to shareholders, unsubordinated	250,000
Total current liabilities	12,808,849
Bank notes and loans payable, less current maturities (Note 5)	1,236,837
Long-term capitalized Gilpin lease (Note 7)	3,900,915
Long-term debt, less current maturities (Note 6)	33,436,238
Shareholders’ loans payable, subordinated (Note 8)	1,875,000
Total liabilities	53,257,839
Commitments and contingencies (Notes 5, 6 and 9)
Shareholders’ equity and members’ capital
Common stock (Note 1I)	5,500
Additional paid-in capital (Note 11)	178,703
Accumulated other comprehensive income	445,235
Retained earnings and members’ capital (Notes 12 and 14)	16,084,862
Total shareholders’ equity and members’ capital	16,714,300
$69,972,139

See accompanying notes to combined financial statements.

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC
and 260 G Ventures LLC

Combined Statement of Income and Comprehensive Income

Year ended December 31,	2007
Net sales (Note 10(a))	$79,443,648
Cost of sales (Note 10(b))	59,290,285
Gross profit	20,153,363
Operating expenses (income):
Selling and delivery (Note 2)	5,138,618
General and administrative	6,167,377
Gain on sale of aircraft	(1,235,820)
Total operating expenses - net	10,070,175
Operating income	10,083,188
Other income (expenses):
Interest and other income	145,869
Interest expense	(1,609,621)
Interest on capitalized lease obligation	(273,344)
Other expense	(3,419)
Total other expenses – net	(1,740,515)
Income before tax expense	8,342,673
Tax expense (Note 12)	3,596
Net income	8,339,077
Other comprehensive income:
Unrealized gain in marketable securities (net of zero tax)	445,235
Comprehensive income:	$8,784,312

See accompanying notes to combined financial statements.

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC,
and 260 G Ventures LLC

Combined Statement of Shareholders’ Equity and Members’ Capital

	Common stock (Note 10)	Additional Paid-in Capital	Retained Earnings and Members’ Capital	Accumulated other Comprehensive Income	Total Shareholders’ Equity and Members’ Capital
Balance, December 31, 2006, as previously reported	$5,500	$178,703	$13,299,038	—	$13,483,241
Prior period adjustments (Note l4)	—	—	550,747	—	550,747
Balance, January 1, 2007, as restated	$5,500	$178,703	$13,849,785	—	$14,033,988
Net income	—	—	8.339,077	—	8,339,077
increase in equity related to 260 G Ventures (Note 2(b))	—	—	76,000	—	76.000
S corporation distributions	—	—	(6,180,000)	—	(6,180,000)
Unrealized gain on marketable securities, net	—	—	—	445,235	445,235
Balance, December 31, 2007	$5,500	$178,703	$16,084,862	$445,235	$16,714,300

See accompanying notes to combined financial statements.

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC,
and 260 G Ventures LLC

Combined Statement of Cash Flows (Note 13)

Year ended December 31,	2007
Cash flows from operating activities:
Net income	$8,339,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,507,346
Depreciation of capitalized building	189,299
Gain on sale of aircraft	(1,235,820)
Changes in assets and liabilities:
Accounts receivable – trade	(433,586)
Inventories	(1,696,207)
Equipment spare parts inventory	(250,000)
Prepaid expenses and other current assets	(179,319)
Other assets	32,517
Accounts payable	136,076
Accrued expenses and taxes payable	50,741
Due to related parties	1,113,210
Net cash provided by operating activities	9,573,334
Cash flows from investing activities:
Capital expenditures	(3,145,886)
Equity investment in 260 G Ventures, LLC	76,000
Investment in marketable securities	(5,437,018)
Proceeds from sale of property and equipment	13,513,500
Net cash provided by investing activities	5,006,596
Cash flows from financing activities:
Distribution to stockholders’	(6,180,000)
Repayments of bank notes payable	(1,312,256)
Proceeds from bank notes payable	53,066
Loans from shareholders	250,000
Repayments of long-term debt	(12,826,206)
Repayments of capitalized lease	(110,656)
Net cash used in financing activities	(20,126,052)
Net decrease in cash and cash equivalents	(5,546,122)
Cash and cash equivalents, beginning of year	7,756,967
Cash and cash equivalents, end of year	$2,210,845

See accompanying notes to combined financial statements.

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC,
and 260 G Ventures LLC

Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The combined financial statements include the accounts of Atlantic Paper & Foil Corp. of NY, (“AP&F”), Consumer Licensing Corporation, (“CLC”), Atlantic Paper and Foil, LLC, Atlantic Paper and Foil of Georgia, LLC (“APFG”) and Atlantic Lakeside Properties, LLC (“ALP”), Blue Skies EL 600, LLC (Blue) and 260 G Ventures LLC (260 G). APFG and ALP were formed in December 2002 as part of a real property purchase and sale agreement between APFG, ALP and AP&F and an unrelated third party (See Note 3). The financial statements of these entities (collectively referred to as the “Company” or “Companies”) are being presented on a combined basis due to common ownership and control. All significant intercompany balances and transactions have been eliminated.

Description of Business

AP&F, APFG, are engaged in the manufacture, conversion and sale of paper products and packaging material. ALP owns and manages the Thomaston Georgia facility. CLC was formed for the purpose of obtaining design licenses for tissue boxes and reselling them. CLC has had no activity since 2001 other than the settlement of certain liabilities. Blue is engaged in the charter of an airplane both for the companies benefit as well as for outside charters. 260 G is an investment company that currently has invested funds in a brokerage account with an investment bank (See Note 2(b)).

Revenue Recognition

Sales are recognized upon the shipment of finished goods to customers. Allowances for cash discounts and returns are recorded in the period in which the related sale is recognized. Revenue is recognized for airplane charters when the service is provided and investment income is recognized when earned. There were no airplane charters to outside third parties in 2007.

Use of Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States. The accounting principles used require the Companies to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods presented. The Company believes in the quality and reasonableness of its critical accounting policies; however, it is likely that materially different amounts would be reported under different conditions or using assumptions different from those that the Company has consistently applied.

Cash and Cash Equivalents

The Company considers all highly liquid cash instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due for products sold. The accounts receivable are due under normal trade terms requiring payment within 30 days from the invoice date. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible and any balances determined to be uncollectible are written off. Although no assurance can be given as to the collectibility of the accounts receivable, based on the information available, management believes all balances are collectible.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Investments

Investments in marketable securities, which consist of debt and equity securities, are classified as available for sale under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and are stated at fair market value. At December 31, 2007 the cost of marketable securities and short-term investments was approximately $5,437,000. Unrealized gains and losses are presented as a separate component of stockholder’s equity and member capital and in other comprehensive income.

Advertising Costs

Advertising costs are charged to expense in the year incurred and amounted to approximately $653 for the year ended December 31, 2007.

Property, Plant, Equipment and Depreciation

Property, plant and equipment is stated at cost. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the assets for both financial reporting and income tax purposes.

Long Lived Assets

Long lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. There were no impairment losses incurred through December 31, 2007.

Taxes on Income

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this standard, deferred taxes on income are provided for those items for which the reporting period and methods for income tax purposes differ from those used for financial statement purposes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. For the year ended December 31, 2007, any deferred income tax liability (asset) resulting from temporary differences was immaterial.

The Company has elected to be taxed as an S Corporation or Partnership for federal tax purposes; therefore, federal taxes on the Company’s income are the responsibility of the individual stockholders or partners. The Company is liable for certain state taxes.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.

The Company places its temporary cash investments with financial institutions insured by the FDIC. At times, such investments were in excess of the FDIC insurance limit.

Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of manufacturers, wholesalers and retailers to whom the Companies sell (see Note 10). The Companies review a customer’s credit history and other public information where available before extending credit. The Companies have not established an allowance for doubtful accounts as none is considered necessary, based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history which has been immaterial and within the Companies expectations.

Shipping and Handling Costs

The Company follows Emerging Issues Task Force Statement No. 00-10, “Shipping and Handling Fees and Costs”, which requires that freight costs charged to customers be classified as revenues.

The Company has included freight out as a component of selling and delivery expenses which amounted to approximately $3,271,000 for the year ended December 31, 2007.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable, approximate fair value because of the current nature of these instruments. The carrying amounts of debt instruments approximate fair value based upon the terms of the instruments. The fair value of the loans due to and from affiliates and shareholders are difficult to estimate due to their related party nature.

Deferred Financing Costs

Eligible costs associated with obtaining debt financing are capitalized and amortized sover the related term of the applicable debt instruments, which approximates the effective interest method. Amortization expense amounted to $39,075 for the year ended December 31, 2007.

Government Grants

The Company treats grants subject to repayment provisions as a liability and amortizes such liability against the value of the assets purchased with the grant funds as the Company reaches the defined thresholds which no longer require repayment.

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
Atlantic Lakeside Properties, LLC,
Blue Skies EL 600, LLC
and 260 G Ventures LLC

Notes to Combined Financial Statements

1.                                     Inventories

Inventories are summarized as follows:

December 31,	2007
Raw materials	$5,175,306
Finished goods	2,572,023
7,747,329
Less: Inventory Reserves	327,629
$7,419,700

2.                                     Related Party Transactions

a)                   Terrapin Express Corp.

Terrapin Express Corp., a corporation related through common ownership, provides shipping and handling services to the Company. The Company purchased approximately $557,300 in shipping and handling services from this related party in 2007.

b)                  260 G Ventures LLC

The members of 260 G effective October 31, 2007 assigned their membership interests to Atlantic Paper and Foil Corp. of N.Y. The operations of 260 G have been included in the combined financial statements effective as of that date.

c)                   Atlantic Long Island Properties Inc.

AP&F and CLC on December 9, 2005 entered into a capital lease with Atlantic Long Island Properties, Inc. (“ALIP”) ending on January 31, 2026 (see Note 4(b)). Amounts due to ALIP at December 31, 2007 amounted to $940,626 and are expected to be paid in 2008.

3.                                     Acquisition and Financing of Thomaston Facility

In December 2002, AP&F entered into an Agreement of Sale, as amended, with an unaffiliated third party to purchase a 330,000 square  foot manufacturing and distribution facility in Thomaston, Georgia. In conjunction with this Agreement, ALP was established as a real estate holding company to manage the facility and concurrently, APFG was created to operate the facility in accordance with a sublease agreement by and among ALP and APFG. AP&F, ALP and APFG are all under common ownership and control.

See accompanying independent accountants’ review report.

The purchase price paid, net of acquisition expenses of approximately $300,000, amounted to approximately $3.7 million. The financing of this transaction ($2.3 million) was achieved partially through $4 million of Industrial Development Authority (“IDA”) Series 2002A bonds issued by Thomaston-Upson County, through a certain lease agreement between ALP and the IDA (the remainder of the bond proceeds were used for equipment financing and closing costs) and a $1.7 million Edge Grant issued by the Thomaston Development Authority to AP&F (See Note 6(b)).

4.                                     Property, Plant and Equipment

(a)               Property, plant and equipment consists of the following:

December 31,	2007	Useful Life Years
Land	$1,940,000	—
Land improvements	260,865	15
Buildings and building improvements	7,268,122	7-39
Machinery, equipment and related production fixtures	25,128,965	3-7
Office furniture and equipment	392,259	3-7
Automobiles	571,698	5
Airplane	23,684,677	20
	59,246,586
Less: accumulated depreciation and amortization	18,753,266
Net property and equipment	$40,493,320

Property and Building under Capitalized Lease-Gilpin

(b)              Property and building under capitalized lease – Gilpin (see Note 7 and 14) consists of the following:

December 31,	2007	Useful Life Years
Land	$424,169	—
Building	3,817,524	39
	4,241,693
Less: accumulated depreciation	394,373
Net property and equipment	$3,847,320

See accompanying independent accountants’ review report.

Depreciation expense for the year ended December 31, 2007 amounted to $3,657,570.

5.                                     Bank Notes Payable; Lines of Credit and Term Loans

Bank notes, lines of credit and loans payable consists of the following:

December 31,	2007
Term note maturing November 2007 (A)	$171,741
Term note maturing August 2009 (B)	1,342,667
Term note maturing November 2009 (C)	345,593
Term note maturing January 2010 (D)	118,963
Term notes maturing through July 2012 (E)	463,705
2,442,669
Less: current portion	1,205,832
$1,236,837

(A)           In May 2003, AP&F signed three term notes for $1,990,000, the proceeds of which were used to pay for equipment. The notes provides for 60 monthly payments of $38,361 each, including interest at the rate of 5.88% per annum.

(B)           In August 2004, ALP entered into a term note in the amount of $3,100,000 for the purchase of equipment. The note provides for 60 monthly payments of $60,402 each commencing December 2004, including interest at the rate of 5.98% per annum. The note is collateralized by the equipment.

(C)          In September 2004, AP&F entered into a term note in the amount of $820,000 for the purchase of equipment. The note provides for 60 monthly payments of $16,006 each commencing December 2004, including interest at the rate of 6.40% per annum. The note is collateralized by the equipment.

(D)          In January 2005, AP&F entered into a term note in the amount of $260,000 for the purchase of equipment. The note provides for 60 monthly payments of $5,112 each, commencing February 2005, including interest at the rate of 6.55% per annum. The note is collateralized by the equipment.

(E)           Various notes with maturity dates ranging from October 2007 through July 2012 were used to purchase automobiles and other equipment. The notes provide for monthly payments ranging from $380 to $1,604, with interest rates ranging from zero to 7.99% per annum.

See accompanying independent accountants’ review report.

Annual principal maturities of the Company’s bank notes payable are as follows:

Year ending December 31,
2008	$1,205,832
2009	1,035,853
2010	97,184
2011	79,322
2012	18,392
Thereafter	6,086
$2,442,669

Covenants

Certain of the debt agreement require, among other things, the maintenance of minimum tangible net worth amounts for the Company on a combined basis, as defined. The Company is in compliance with all its bank covenants as of December 31, 2007.

6.                                     Long-Term Debt

Long-term debt consists of the following:

December 31,	2007
Second mortgage (A)	$4,750,000
GE Capital Loan – Airplane (C)	22,622,129
Thomaston Development Authority Edge Grant (B)	1,700,000
Mortgage payable – bank
maturing December 2030 (D)	4,464,825
33,536,954
Less: current portion	100,716
$33,436,238

See accompanying independent accountants’ review report.

(A)                              Second Mortgage

In September 2006, APFC NY entered into a second mortgage agreement in the amount of $4,750,000. The loan provides for interest only payments for the first twenty-four months, at the interest rate of 7.05%. After that, the agreement calls for monthly payments of principal and interest of $34,000 through September 2025 and a balloon payment in October 2025 for the remaining balance due.

(B)                              Edge Grant

Borrowings issued by the Thomaston Development Authority in connection with the Thomaston facility purchase are non-interest bearing and contain repayment features subject to minimum annual levels of capital investment and employee workforce through 2010. Repayment of the Edge grant is predicated on a pro-rata portion of the above thresholds not being met through 2010. If the threshold criteria is met throughout the term of the grant, no repayment is warranted. At December 31, 2007, the entire grant has been classified as a long term debt. Although the Companies have achieved some investment and workforce levels through 2007, there is uncertainty as to whether they will achieve the investment and workforce thresholds as outlined in the agreement through 2010 and the impact that will have on the required repayment.

See accompanying independent accountants’ review report.

(C)                             GE Capital Loan – Airplane

In November 2007, Blue Skies entered into a loan agreement for $22,622,129 in connection with an airplane purchase.

The loan provides for interest only payments for the first twelve months, at the interest rate of 6.16%. After that, the agreement calls for monthly payments of principal and interest of $200,910 through November 2016 and a balloon payment in December 2016 for the remaining balance due.

(D)                             Mortgage Payable – Bank Maturing December 2030

In December 2005, AP&F NY entered into a mortgage agreement in the amount of $4,624,027 to be used to refinance and consolidate previously existing debt. The loan provides for interest and principal payments in the amount of approximately $30,900. The loan bears interest of 6.4% per annum and the repayment term is through December 2030.

Annual principal maturities of long-term debt are as follows:

Year ending December 31,
2008	$100,716
2009	1,130,211
2010	1,292,517
2011	1,375,483
2012	1,463,782
Thereafter	28,174,245
$33,536,954

See accompanying independent accountants’ review report.

7.                                      Capitalized Lease - Gilpin

The Company leases property and a building from ALIP under a capital lease. The obligation under a capital lease at December 31, 2007 consist of the following:

December 31,	2007
Property and building lease expiring through January 2026, payable in monthly installments of $32,000 including imputed interest at a rate of 6.7%	$4,019,216
Less: Current maturities of capital lease obligation	118,301
Obligation under capitalized lease, net of current maturities	$3,900,915

Future minimum payments under the obligation are as follows:

Year ending December 31,
2008	$384,000
2009	384,000
2010	384,000
2011	384,000
2012	384,000
Thereafter	$5,024,000
Total minimum lease payments	$6,944,000
Less: Amount representing interest	2,924,784
Present value of net minimum lease payment	$4,019,216

8.                                      Shareholders’ Loans Payable

Shareholders’ loans are subordinated to the banks, due on demand and are non-interest bearing (See Notes 5 and 6).

See accompanying independent accountants’ review report.

9.                                      Commitments and Contingencies

(a)                                  Operating leases

In April 2007, AP&F entered into a six month operating lease for the use of a building in Hauppauge, New York for warehousing. In October 2007, the lease was extended through April 16, 2008. Minimum annual rentals under this lease amount to approximately $266,000 per annum.

Rental expense charged to operations was approximately $201,000 for the year ended December 31, 2007.

(b)                                 Litigation

The Company is a party to various litigation matters arising in the ordinary course of business. In the opinion of management, the outcome of these litigation matters will not have a material adverse effect on the Company’s financial position.

10.                               Significant Concentrations

(a)                                  Major customers

During the year ended December 31, 2007, sales to three major customers accounted for approximately 51% of revenues and 58% of accounts receivable.

(b)                                 Major vendors

During the year ended December 31, 2007, the Company purchased approximately 66% of its merchandise from four major suppliers. If the Company’s relationship with these suppliers were disrupted, the Company believes it could purchase from other suppliers without negative impact on its business.

See accompanying independent accountants’ review report.

11.                               Common Stock and Additional Paid-in Capital

December 31,	2007
Common stock:
Atlantic Paper & Foil Corp. of NY – no par value, 200 shares authorized, 100 shares issued and outstanding	$500
Consumer Licensing Corporation – no par value, 200 shares, authorized, 100 shares issued and outstanding	5,000
$5,500
Additional paid-in capital:
Atlantic Paper & Foil Corp. of NY	$178,703

12.                               Tax Expense and Retained Earnings

AP&F and CLC, accrual basis taxpayers, have elected to be treated as “S” Corporations and the shareholders have consented to include their respective shares of AP&F and CLC’s taxable income in their individual tax returns. In addition, Atlantic Paper & Foil, LLC, ALP, APFG, Blue and 260G have been organized as limited liability companies and accordingly, the members will include their respective membership interests of Atlantic Paper & Foil, LLC, ALP and APFG taxable income in their individual tax returns. The Company provides for certain New York State corporate-level income taxes.

Retained earnings at December 31, 2007 includes approximately $9,372,000 of previously taxed income which may be distributed tax-free to shareholders.

See accompanying independent accountants’ review report.

13.                               Statement of Cash Flows

(a)                                  Supplemental disclosures of cash flow information are as follows:

Cash paid during the year for:

Year ended December 31,	2007
Interest	$1,683,598
Taxes	$3,596

Non cash financing and investing activities:

(b)                                 During the year ended December 31, 2007, the Company purchased fixed assets with a total cost of $25,768,015, of which $22,622,129 was in exchange for debt instruments. (See Note 6).

(c)                                  Unrealized gain on marketable securities of $445,235 for December 31, 2007.

See accompanying independent accountants’ review report.

14.                               Prior Period Adjustments

The December 31, 2006 financial statements have been corrected to properly reflect a building and land lease with a related party as a capital lease in the amount of $4,241,693 in accordance with SFAS No. 13, “Accounting for Leases”.

The December 31, 2006 financial statements also have been corrected to properly reflect Georgia job tax credits in the amount of $364,000 and $280,000 for fiscal 2006 and 2005, respectively. The tax credits were granted for meeting certain employment levels for 2002 through 2006. Of the $364,000 restated for 2006, $85,000 has been classified as a short term asset. The remaining $279,000 has been classified as long-term. For the 2005 tax credit, the entire amount of $280,000 was classified as long-term. The restatement of retained earnings as of January 1, 2007 was as follows:

Retained earnings – December 31, 2006 (as previously reported)	$13,299,038
Rent, interest depreciation adjustments	(93,253)
2006 Georgia job tax credit	364,000
2005 Georgia job tax credit	280,000
Retained earnings, beginning of year, (as restated)	$13,849,785

See accompanying independent accountants’ review report.

Audited Combined Financial Statements

Atlantic Paper & Foil Corp. of NY, Consumer Licensing Corporation, Atlantic Paper & Foil, LLC, Atlantic Paper & Foil of Georgia, LLC, and Atlantic Lakeside Properties, LLC

As of December 31, 2006 and 2005 and for the Years Ended December 31, 2006, 2005 and 2004 with Report of Independent Auditors

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Audited Combined Financial Statements

‘As of December 31, 2006 and 2005 and for the Years Ended
December 31, 2006, 2005 and 2004

Contents

Report of Independent Auditors	1

Audited Combined Financial Statements

Combined Balance Sheets	2
Combined Statements of Operations	4
Combined Statements of Changes in Shareholders’ Equity and Members’ Capital	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statements	7

• Ernst & Young LLP Goodwin Square 225 Asylum Street Hartford, Connecticut 06103	• Phone: (860) 247-3100 www.ey.com

Report of Independent Auditors

To the Board of Directors

Atlantic Paper & Foil Corp. of NY,

Consumer Licensing Corporation,

Atlantic Paper & Foil, LLC,

Atlantic Paper & Foil of Georgia, LLC,

and Atlantic Lakeside Properties, LLC

Hauppauge, New York

We have audited the accompanying combined balance sheets of Atlantic Paper & Foil Corp. of NY, Consumer Licensing Corporation, Atlantic Paper & Foil, LLC, Atlantic Paper & Foil of Georgia, LLC and Atlantic Lakeside Properties, LLC (cumulatively the “Companies”) as of December 31, 2006 and 2005 and the related combined statements of operations, shareholders’ equity and members’ capital and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 2006 and 2005, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States.

May 31, 2007

A Member Practice of Ernst & Young Global

1

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Combined Balance Sheets

	December 31
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$7,756,967	$2,774,423
Accounts receivable – trade, net of allowance for uncollectible amounts of $28,715 and $0, at December 31, 2006 and 2005, respectively	7,969,347	6,876,060
Inventories, net	5,723,493	6,033,000
Prepaid expenses and other current assets	108,525	280,316
Due from related parties	172,584
Total current assets	21,730,916	15,963,799

Property, plant and equipment, net	30,471,259	19,703,621

Other assets:
Deposits	452,598	58,167
Other assets	152,915	94,535
	605,513	152,702

Total assets	$52,807,688	$35,820,122

2

	December 31
	2006	2005
Liabilities and shareholders’ equity
Current liabilities:
Current maturities of bank notes and loans payable	$1,394,110	$1,431,402
Current maturities of long-term debt	527,567	365,511
Accounts payable	8,280,812	8,409,554
Accrued expenses	1,725,745	1,904,747
Total current liabilities	11,928,234	12,111,214

Other liabilities:
Bank notes and loans payable, less current maturities	2,307,749	3,537,524
Long-term debt, less current maturities	23,213,464	9,967,979
Shareholders’ loans payable	1,875,000	1,875,000
Total other liabilities	27,396,213	15,380,503
Total liabilities	39,324,447	27,491,717

Commitments and contingencies (Note 14)

Shareholders’ equity:
Common stock, no par value, 400 shares authorized, 110 shares issued and outstanding, at December 31, 2006 and 2005	5,500	5,500
Additional paid-in capital	178,703	178,703
Retained earnings	13,299,038	8,144,202
Total shareholders’ equity	13,483,241	8,328,405
Total liabilities and shareholders’ equity	$52,807,688	$35,820,122

See accompanying notes to combined financial statements.

3

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Combined Statements of Operations

	Years Ended December 31
	2006	2005	2004
Net sales	$71,348,191	$66,332,185	$50,534,404
Cost of sales	51,542,393	49,786,828	42,000,777
Gross profit	19,805,798	16,545,357	8,533,627

Operating expenses:
Selling and delivery	4,849,973	4,498,612	4,182,278
General and administrative	5,247,050	3,850,186	3,657,945
Total operating expenses	10,097,023	8,348,798	7,840,223
Operating income	9,708,775	8,196,559	693,404

Other income (expenses):
Interest income	110,666	16,210	1,220
Interest expense	(860,655)	(845,469)	(795,357)
Other income (expense), net	(110,000)	13,315
Gain on sale of equipment			8,420
Total other expenses - net	(859,989)	(815,944)	(785,717)
Income before tax (benefit)	8,848,786	7,380,615	(92,313)

Tax expense (benefit)	425	200	(11,659)
Net income (loss)	$8,848,361	$7,380,415	$(80,654)

See accompanying notes to combined financial statements.

4

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Combined Statements of Shareholders’ Equity and Members’ Capital

For the Years Ended December 31, 2006, 2005 and 2004

	Common Stock	Additional Paid-in Capital	Retained Earnings and Members’ Capital	Total Shareholders’ Equity and Members’ Capital
Balance, December 31, 2003	$5,500	$178,703	$6,933,441	$7,117,644
Net loss			(80,654)	(80,654)
Distributions to stockholders			(1,422,000)	(1,422,000)
Balance, December 31, 2004	5,500	178,703	5,430,787	5,614,990
Net income			7,380,415	7,380,415
Distributions to stockholders			(4,667,000)	(4,667,000)
Balance, December 31, 2005	5,500	178,703	8,144,202	8,328,405
Net income			8,848,361	8,848,361
Distributions to stockholders			(3,693,525)	(3,693,525)
Balance, December 31, 2006	$5,500	$178,703	$13,299,038	$13,483,241

See accompanying notes to combined financial statements.

5

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Combined Statements of Cash Flows

	Years Ended December
	2006	2005	2004
Cash flows from operating activities
Net income (loss)	$8,848,361	$7,380,415	$(80,654)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,812,614	2,470,594	2,114,109
Gain on sale of equipment			(8,420)
Changes in assets and liabilities:
Accounts receivable - trade	(1,093,287)	(1,134,931)	(1,419,281)
Inventories	309,507	(1,088,351)	(517,149)
Prepaid expenses and other current assets	171,791	(229,196)	96,028
Deposits and other assets	(480,387)	154,456	322,573
Accounts payable	(128,742)	(2,715,373)	7,728,225
Accrued expenses and taxes payable	(179,002)	811,917	(505,306)
Due from related parties	(172,584)	4,071,055	(4,065,761)
Total adjustments	1,239,910	2,340,171	3,745,018
Net cash provided by operating activities	10,088,271	9,720,586	3,664,364

Cash flows from investing activities
Capital expenditures	(13,620,015)	(1,405,003)	(7,126,487)
Proceeds from sale of property and equipment	67,339	60,000	8,420
Net cash used in investing activities	(13,552,676)	(1,345,003)	(7,118,067)

Cash flows from financing activities
Costs in connection with bank refinancing			(145,666)
Distributions to stockholders	(3,693,525)	(4,667,000)	(1,422,000)
Repayment of bank notes payable	(1,560,084)	(1,789,601)	(3,132,828)
Proceeds from bank notes payable	293,017	338,414	5,324,174
Proceeds from long-term debt	17,602,058		9,320,000
Repayment of long-term debt	(4,194,517)	(533,836)	(7,200,874)
Net cash (used in) provided by financing activities	8,446,949	(6,652,023)	2,742,806
Net increase (decrease) in cash and cash equivalents	4,982,544	1,723,560	(710,897)

Cash and cash equivalents, beginning of year	2,774,423	1,050,863	1,761,760
Cash and cash equivalents, end of year	$7,756,967	$2,774,423	$1,050,863

See accompanying notes to combined financial statements.

6

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements

December 31, 2006

1.              Basis of Financial Statement Presentation

The combined financial statements include the accounts of Atlantic Paper & Foil Corp. of NY, (“AP&F NY”), Consumer Licensing Corporation, (“CLC”), Atlantic Paper & Foil, LLC (“AP&F LLC”), Atlantic Paper & Foil of Georgia, LLC (“APFG”) and Atlantic Lakeside Properties, LLC (“ALP”). APFG and ALP were formed in December 2002 as part of a real property purchase and sale agreement between APFG, ALP and AP&F and an unrelated third party (Note 5). The financial statements of these entities (collectively referred to as the “Company” or “Companies”) are being presented on a combined basis due to common ownership and control. All significant intercompany balances and transactions have been eliminated.

2.     Summary of Significant Accounting Policies

Description of Business

The Companies, except ALP, are engaged in the manufacture, conversion and sale of paper products and packaging material. ALP owns and manages the Thomaston Georgia facility.

Revenue Recognition

Sales are recognized upon the shipment of finished goods to customers. Allowances for cash discounts and returns are recorded in the period in which the related sale is recognized.

Use of Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States. The accounting principles used require the Companies to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting periods presented. The Company believes in the quality and reasonableness of its critical accounting policies and estimates; however, actual results could differ materially form the estimates made.

7

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

2.              Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid cash instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due for products sold. The accounts receivable are due under normal trade terms requiring payment within 30 days from the invoice date. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible and any balances determined to be uncollectible are written off. Although no assurance can be given as to the collectibility of the accounts receivable, based on the information available, management believes all balances and reserves are fairly stated and reasonable.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Advertising Costs

Advertising costs are charged to expense in the year incurred and amounted to approximately $2,240, $3,400 and $39,400 for the years ended December 31, 2006, 2005 and 2004, respectively.

Property, Plant, Equipment and Depreciation

Property, plant and equipment is stated at cost. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the assets as follows: land improvements, buildings and improvements 39 years; machinery and equipment 5 - 7 years; office furniture and fixtures 5 - 7 years; automobiles 5 years and aircraft 20 years.

8

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,

Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

2.              Summary of Significant Accounting Policies (continued)

Long-Lived Assets

Long-lived assets are evaluated annually for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written-down to fair value. No such impairment existed in 2006, 2005 or 2004.

Taxes on Income

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this standard, deferred taxes on income are provided for those items for which the reporting period and methods for income tax purposes differ from those used for financial statement purposes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

The Company has elected to be taxed as an S Corporation or Partnership for federal tax purposes; therefore, federal taxes on the Company’s income are the responsibility of the individual stockholders or partners. The Company is liable for certain state taxes.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash investments and accounts receivable.

The Company places its temporary cash investments with financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, such investments were in excess of the FDIC insurance limit

9

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

2.              Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk (continued)

Concentrations of credit risk with respect to trade receivables are limited due to the diverse group of manufacturers, wholesalers and retailers to whom the Companies sell (Note 11). The Companies review a customer’s credit history and other public information where available before extending credit. The Companies establish an allowance for doubtful accounts based upon factors such as the credit risk of specific customers, historical trends, other information and past bad debt history. Actual bad debt write-offs have historically been within the Companies’ expectations.

Shipping and Handling Costs

The Company includes freight out as a component of selling and delivery expenses which amounted to approximately $2,941,000, $2,529,000 and $2,651,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Freight in costs are included in costs of sales.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and bank debt approximate fair value; given the current nature of these instruments.

Deferred Financing Costs

Eligible costs associated with obtaining debt financing are capitalized and amortized over the related term of the applicable debt instruments, approximating the effective interest method.

Government Grants

The Company treats a grant received for the purchase of machinery and equipment and employment incentives, which is subject to defined repayment conditions, as a liability. The Company will reduce the liability against the depreciation recognized associated with the assets purchased with the grant funds and the compensation expense recognized, as the Company reaches the defined capital expenditure and employment thresholds and therefore, satisfies the conditions for which repayment is no longer required.

10

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

3.              Inventories

Inventories are summarized as follows:

	December 31
	2006	2005
Raw materials	$2,923,555	$3,461,310
Finished goods	3,059,938	3,342,690
	5,983,493	6,804,000

Less: Inventory reserves	(260,000)	(771,000)
	$5,723,493	$6,033,000

4.     Related Party Transactions

A corporation related through common ownership provides shipping and handling services to the Company. The Company purchased approximately $575,000, $439,000 and $237,000 in shipping and handling services from this related party in 2006, 2005 and 2004, respectively.

Prior to 2006, the Company purchased and sold paper products to an affiliate, in which the Company’s shareholders have a 100% equity interest. During 2005, the Company purchased and sold approximately $1,733,000 and $8,000, respectively. During 2004, the Company purchased and sold approximately $7,087,000 and $56,000, respectively.

11

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

5.              Property, Plant and Equipment

Property, plant and equipment consists of the following:

	December 31
	2006	2005

Land and land improvements	$2,193,365	$2,157,515
Buildings and building improvements	7,268,122	7,257,934
Machinery, equipment and production fixtures	23,186,640	22,704,179
Office furniture and equipment	320,888	319,828
Automobiles	556,913	535,839
Airplane	12,852,058
	46,377,986	32,975,295

Less: accumulated depreciation and amortization	15,906,727	13,271,674
Net property and equipment	$30,471,259	$19,703,621

Depreciation and amortization expense totaled $2,812,614, $2,470,594 and $2,114,109 for the years ended December 31, 2006, 2005 and 2004, respectively.

6.     Bank Notes Payable and Term Loans

Bank notes payable and term loans consists of the following:

	December 31
	2006	2005

Term note maturing November 2007 (A)	$607,961	$1,019,943
Term notes maturing through December 2009 (B)		326,689
Term note maturing August 2009 (C)	1,969,712	2,521,206
Term note maturing November 2009 (D)	953,742	663,847
Term note maturing December 2007 (E)		218,644
Term note maturing January 2010 (F)	170,444	218,597
	3,701,859	4,968,926

Less: current portion	1,394,110	1,431,402
	$2,307,749	$3,537,524

12

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

6.              Bank Notes Payable and Term Loans (continued)

(A)

In May 2003, APFG signed three term notes for $1,990,000, the proceeds of which were used to pay for equipment. The notes provides for 60 monthly payments of $38,361 each, including interest at the rate of 5.88% per annum.

(B)

Various notes with maturity dates ranging from October 2007 through December 2011 were used to purchase automobiles and other equipment. The notes provide for monthly payments ranging from $380 to $1,604, with interest rates ranging from zero to 7.99% per annum.

(C)

In August 2004, ALP entered into a term note in the amount of $3,100,000 for the purchase of equipment. The note provides for 60 monthly payments of $60,402 each commencing December 2004, including interest at the rate of 5.98% per annum. The note is collateralized by the equipment.

(D)

In September 2004, AP&F NY entered into a term note in the amount of $820,000 for the purchase of equipment. The note provides for 60 monthly payments of $16,006 each commencing December 2004, including interest at the rate of 6.40% per annum. The note is collateralized by the equipment.

(E)

In December 2004, ALP entered into a term note in the amount of $330,000 for the purchase of equipment. The note provides for 36 monthly payments of $9,167 each, commencing January 2005, including interest at 2.15%, plus the one month LIBOR rate (6.53% at December 31, 2005). The loan is collateralized by the equipment and was paid- off in 2006.

(F)

In January 2005, AP&F LLC entered into a term note in the amount of $260,000 for the purchase of equipment. The note provides for 60 monthly payments of $5,112 each, commencing February 2005, including interest at the rate of 6.70% per annum. The note is collateralized by the equipment.

Annual principal maturities of the Company’s bank notes payable and term loans are as follows:

Year ending December 31:
2007	$1,394,110
2008	1,159,418
2009	1,021,844
2010	71,734
2011	54,753
$3,701,859

13

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

7. Long-Term Debt

Long-term debt consist of the following:

	December 31
	2006	2005

Loan payable - bank maturing December 2019 (A)	$—	$4,009,464
Second Mortgage (B)	4,750,000
GE Capital Loan - Airplane (C)	12,743,643
Thomaston Development Authority Edge Grant (D)	1,700,000	1,700,000
Mortgage payable - bank maturing December 2030 (E)	4,547,388	4,624,026
	23,741,031	10,333,490

Less: current portion	527,567	365,511
	$23,213,464	$9,967,979

(A)	Loan payable - bank maturing December 2019:

In December 2004, ALP entered into a refinancing revolving line agreement for $4,320,000 to be used in connection with the funding of the redemption of the $4,000,000 Series A Bonds issued by the Thomaston - Upson County Industrial Development Authority and pay off a portion of certain equipment financing provided to Lakeside. The loan provides for monthly payments of principal in the amount of $24,000, plus accrued interest. Interest is variable and payable monthly at the one-month LIBOR, plus 2.15% (6.53% at December 31, 2005). The loan, which was collateralized by a security interest in the deed encumbering the Georgia facility, was paid off in 2006.

(B)	Second Mortgage:

In September 2006, APFC NY entered into a second mortgage agreement in the amount of $4,750,000. The loan provides for interest only payments for the first twenty-four months, at the interest rate of 7.05%. After that, the agreement calls for monthly payments of principal and interest of $34,200 through September 2025 and a balloon payment in October 2025 for the remaining balance due.

14

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

7. Long-Term Debt (continued)

(C)	GE Capital Loan - Airplane:

In September 2006, AP&F LLC entered into a loan agreement for $12,852,000 in connection with an airplane purchase. The loan provides for monthly payments of principal and interest through August 2016 of $107,200 and a balloon payment in September 2016 for the remaining balance due. The loan bears interest at 6.65% per annum.

(D)	Edge Grant:

Borrowings issued by the Thomaston Development Authority in connection with the Thomaston facility purchase are non-interest bearing and contain repayment features subject to minimum annual levels of capital investment and employee workforce through 2010. Repayment of the Edge grant is predicated on a pro-rata portion of the above thresholds not being met through 2010. If the threshold criteria is met throughout the term of the grant, no repayment is warranted. At December 31, 2006 and 2005, the entire grant has been classified as a long-term debt. Although the Companies have achieved some investment and workforce levels through 2006, there is uncertainty as to whether they will achieve the investment and workforce thresholds as outlined in the agreement through 2010 and the impact that will have on the required repayment.

(E)	Mortgage Payable - Bank Maturing December 2030:

In December 2005, AP&F NY entered into a mortgage agreement in the amount of $4,624,027 to be used to refinance and consolidate previously existing debt. The loan provides for interest and principal payments in the amount of approximately $30,900. The loan bears interest at 6.4% per annum and the repayment term is through December 2030.

15

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

7. Long-Term Debt (continued)

Annual principal maturities of long-term debt are as follows:

Year ending December 31:
2007	$527,567
2008	590,885
2009	689,492
2010	736,856
2011	787,476
Thereafter	20,408,755
$23,741,031

8. Shareholders’ Loans Payable

Shareholders’ loans are subordinated to the banks, due on demand and are non-interest bearing (Notes 6 and 7).

9. Leases, Commitments and Contingencies

In April 2002, AP&F and CLC entered into a ten year operating lease with a related party for the use of certain land and buildings in Hauppauge, New York for manufacturing and warehousing. In December 2005, the lease was extended through January 31, 2026. Minimum annual rentals under this lease amount to approximately $384,000 per annum. The Companies are also a party to certain other operating lease arrangements for property and equipment. Minimum annual rental commitments under noncancellable operating leases are as follows:

Year ending December 31:
2007	$384,000
2008	384,000
2009	384,000
2010	384,000
2011	384,000
Thereafter	5,408,000
$7,328,000

Rental expense charged to operations was approximately $494,000, $516,000 and $413,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

16

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

10. Major Customers

During the year ended December 31, 2006, sales to three major customers accounted for approximately 57% of revenues and 60% of accounts receivable.

During the year ended December 31, 2005, sales to three major customers accounted for approximately 62% of revenues and 68% of accounts receivable.

During the year ended December 31, 2004, sales to three major customers accounted for approximately 57% of revenues and 70% of accounts receivable.

11. Common Stock and Additional Paid-in Capital

Common stock and additional paid-in capital, consists of the following:

	December 31
	2006	2005
Common stock:
Atlantic Paper & Foil Corp. of NY - no par value, 200 shares authorized, 10 shares issued and outstanding	$500	$500
Consumer Licensing Corporation - no par value, 200 shares, authorized, 100 shares issued and outstanding	5,000	5,000
	$5,500	$5,500
Additional paid-in capital:
Atlantic Paper & Foil Corp. of NY	$178,703	$178,703

12. Taxes on Income

AP&F NY and CLC, accrual basis taxpayers, have elected to be treated as “S” Corporations and the shareholders have consented to include their respective shares of AP&F NY and CLC’s taxable income and loss in their individual tax returns. In addition, AP&F LLC, ALP and APFG have been organized as limited liability companies, which have elected to be treated as partnerships for tax purposes and accordingly, the members will include taxable income and loss from their respective membership interests of AP&F LLC, ALP and APFG in their individual tax returns. The Company provides for certain New York State corporate-level income taxes.

17

Atlantic Paper & Foil Corp. of NY,
Consumer Licensing Corporation,
Atlantic Paper & Foil, LLC,
Atlantic Paper & Foil of Georgia, LLC,
and Atlantic Lakeside Properties, LLC

Notes to Combined Financial Statements (continued)

13. Statement of Cash Flows

(a)   Supplemental disclosures of cash flow information are as follows:

Cash paid during the year for:

	Years Ended December 31
	2006	2005	2004

Interest	$860,655	$845,469	$770,080
Taxes	$425	$200	$—

14. Commitments and Contingencies

Through the normal course of operations, the Company is party to various litigation activities. Given the status of these procedures, the criteria for accrual of any potential loss have not been satisfied and therefore, the Company has not established an accrual for any such loss in the combined financial statements at December 31, 2006 and 2005.

18